Exhibit 6.16

SELLING STOCKHOLDER’S POWER OF ATTORNEY

Know All Men By These Presents:

That the undersigned (the “Selling Stockholder”), by executing and delivering this Selling Stockholder’s Power of Attorney (this “Agreement”), confirms the Selling Stockholder’s willingness and intent to sell the Stock (as defined below) in the Offering (as defined below) if it is completed, and agrees as follows:

1. Appointment of Attorneys-in-Fact; Grant of Authority. The Selling Stockholder makes, irrevocably constitutes and appoints Eileen Mockus and her successors the true and lawful attorneys-in-fact (the “Attorneys”) of the Selling Stockholder with full power and authority in the name of and for and on behalf of the Selling Stockholder:

(a) To sell to investors up to _______________ shares of Series C Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”) of Coyuchi, Inc., a California corporation (the “Company”) beneficially owned by the Selling Stockholder (the “Stock”), as a selling stockholder in the proposed public offering of the Company’s Series C Preferred Stock pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings (the “Offering”), in accordance with the terms of the Offering Statement filed with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of the Stock (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Offering Statement”);

(b) To authorize and direct any escrow agents and/or transfer agents of the Company and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys or any of them to effect the sale, transfer and disposition of any or all of the Selling Stockholder’s Stock in the Offering as the Attorneys or any of them may, in their sole discretion, determine, including without limitation to direct such escrow agent or transfer agents with respect to:

(i)	the transfer on the stock record books of the Company of the shares of Stock in order to effect such sale (including the names in which the shares of Stock are to be issued and the denominations thereof); and

(ii)	the delivery of the Stock to investors in the Offering with, if necessary, appropriate stock powers or other instruments of transfer duly endorsed or in blank against receipt by the Company of the purchase price to be paid therefor.

(c) To prepare, execute and deliver any and all documents (the “Offering Documents”) on behalf of the Selling Stockholder with respect to the Offering, including without limitation the Offering Statement and related offering circular, with such insertions, changes, additions or deletions therein as the Attorneys or any of them, in their sole discretion, may determine to be necessary or appropriate (which may include a decrease, but not an increase, in the number of shares of Stock to be sold by the Selling Stockholder), and containing such terms as such Attorneys or any of them, shall determine, including the public offering price per share, the purchase price per share to be paid by investors, and provisions concerning the Offering, the execution and delivery of such documents by any Attorney to be conclusive evidence with respect to his or her approval thereof, including the making of all representations and agreements to be made by, and the exercise of all authority thereunder vested in, the Selling Stockholder, and to carry out and comply with each and all of the provisions of the Offering Documents;

(d) To retain legal counsel to represent the Selling Stockholder in connection with any and all matters referred to herein (which counsel may, but need not, be Olshan Frome Wolosky LLP, counsel for the Company);

(e) To take any and all actions that may be necessary or deemed to be advisable by the Attorneys, or any of them, in their sole discretion, with respect to the Offering, including, without limitation, approval of amendments to the Offering Statement or any preliminary prospectus, the execution, acknowledgment and delivery of any certificates, documents, undertakings, representations, agreements and consents, which may be required by the Commission, appropriate authorities of states or other jurisdictions or legal counsel or such certificates, documents, undertakings, representations, agreements and consents as may otherwise be necessary or appropriate in connection with the registration of the Common Shares of the Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the securities or blue sky laws of the various states and foreign jurisdictions or necessary to facilitate sales of the Stock;

(f) To take or cause to be taken any and all further actions, and to execute and deliver, or cause to be executed and delivered, any and all such certificates, instruments, reports, contracts, orders, receipts, notices, requests, applications, consents, undertakings, powers of attorney, instructions, certificates, letters and other writings, including communications to the Commission, documents, stock certificates and share powers and other instruments of transfer and closing as may be required to complete the Offering or as may otherwise be necessary or deemed to be advisable or desirable by the Attorneys, or any of them, in connection therewith, with such changes or amendments thereto as the Attorneys or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof), as may be necessary or deemed to be advisable or desirable by the Attorneys or any of them to effectuate, implement and otherwise carry out the transactions contemplated by Offering and this Agreement, or as may be necessary or deemed to be advisable or desirable by the Attorneys, or any of them, in connection with the Offering pursuant to the Securities Act, the Exchange Act or the securities or blue sky laws of the various states and foreign jurisdictions, the sale of the Stock or the public offering thereof; and

(g) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Stockholder any certificate or certificates representing the Stock that may be issued, or a stock power or powers attached to such certificate or certificates.

The Attorneys are hereby empowered to determine in their sole discretion when, the purpose for and the manner in which any power herein conferred shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto. Each of the Attorneys shall have full power to make and substitute any Attorney in his place and stead, and the Selling Stockholder hereby ratifies and confirms all that the Attorneys or their substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one of the persons named herein as Attorney or his or her substitute. In the event of the death or incapacity of any Attorney, the remaining Attorney shall appoint a substitute therefor. The term “Attorneys” as used herein shall include any substitutes

2. Sole Authority of Attorneys and the Company. The Selling Stockholder agrees that each and any Attorney has the sole authority to agree with the Company (including any pricing or similar committee established by the Board of Directors of the Company) upon the price at which the Stock will be sold to the public under the Offering. The Selling Stockholder further agrees that the Company may withdraw the Offering Statement and terminate the Offering in its sole discretion for any reason whatsoever or for no reason, without any liability to the Selling Stockholder.

3. Irrevocability. The Selling Stockholder has conferred and granted the power of attorney and all other authority contained herein for the purpose of completing the Offering and in consideration of the actions of the Company in connection therewith. Therefore, the Selling Stockholder hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the fullest extent not prohibited by law, shall not be terminated by any act of the Selling Stockholder or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, disability, incapacity, revocation, termination, liquidation, dissolution, bankruptcy, dissolution of marital relationship or insolvency of the Selling Stockholder (or if more than one, either or any of them) or any similar event (including, without limiting the foregoing, the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, or the dissolution or liquidation of any corporation, partnership or other entity). If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Offering and/or Agreement, the Attorneys are nevertheless authorized and directed to complete all of such transactions, including the delivery of the Selling Stockholder’s shares of Stock to be sold pursuant to the Offering, as if such event had not occurred and regardless of notice thereof.

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4. Representations, Warranties and Agreements. The Selling Stockholder and warrants to the Company that the following representations and warranties are true and complete in all material respects as of the date hereof, as of the date of qualification of the Offering Statement by the Commission, and as of each closing of the Offering, except as otherwise indicated. For purposes hereof, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. An entity will be deemed to have “knowledge” of a particular fact or other matter if one of such entity’s current officers, directors, managing member or any officer or director thereof, general partner or any officer or director thereof, or similar person of authority with respect to the Selling Stockholder has, or at any time had, actual knowledge of such fact or other matter:

(a) Authorization. The Selling Stockholder has all necessary power and authority, including corporate under all applicable provisions of law to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of Selling Stockholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b) Title to the Shares. Selling Stockholder is the lawful owner of the Stock, with good and marketable title thereto, and the Selling Stockholder has the absolute right to sell, assign, convey, transfer and deliver such Stock and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Selling Stockholder to investors, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to Investors of such Stock, upon payment therefor, will (i) pass good and marketable title to such Stock to the relevant investor(s), free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Stock

(c) No Filings. No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Selling Stockholder in connection with the acceptance, delivery and performance by the Selling Stockholder of this Agreement or the sale and delivery of the Stock of such Selling Stockholder being sold in the Offering, except (i) for such filings as may be required under Regulation A of the Securities Act, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder and the transactions contemplated hereby.

(d) No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(e) Non-Public Information. Selling Stockholder is not selling its Stock “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Stock or the Company.

(f) Upon the execution and delivery of any Offering Documents or other instruments executed by the Attorneys on behalf of the Selling Stockholder in connection with the Offering, the Selling Stockholder agrees to be bound by and to perform each and every covenant and agreement binding the undersigned thereunder (if any); and The Selling Stockholder agrees to cooperate with the Company in order to effect the sale of the Stock and the transactions contemplated pursuant to the Offering, including by delivering any further documents or instruments necessary or appropriate in connection therewith, as determined by the Company in its discretion.

The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorneys, the Company, and their respective legal counsel.

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5. Release. The Selling Stockholder hereby agrees to release and does release the Attorneys from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken, including but not limited to not proceeding with the Offering for any reason whatsoever, by the Attorneys pursuant hereto, except for their gross negligence, willful misconduct or bad faith.

6. Termination. This Agreement shall terminate upon the earliest to occur of:

(a) the date, if any, on which the Offering Statement is withdrawn from the Commission; and

(b) the date on which the final closing (to be determined by the Company in its sole discretion) in respect of the Offering in which shares of Stock are to be sold is consummated and the proceeds have been distributed to the Selling Stockholder, whether or not all the Stock offered by the Selling Stockholder is sold in the Offering, subject, however, to all lawful action done or performed by the Attorneys, or any of them pursuant hereto prior to the termination of this Agreement.

Notwithstanding any such termination, (i) the representations, warranties and covenants of the Selling Stockholder contained herein and the provisions of Section 5 hereof shall survive the sale and delivery of the Stock and the termination of this Agreement and remain in full force and effect and (ii) such termination shall not affect any lawful action done or performed prior thereto pursuant to this Agreement. Following any termination of this Agreement, the Attorneys shall have no further responsibilities or liabilities to the Selling Stockholder hereunder.

7. Binding Effect. All authority herein conferred or agreed to be conferred shall survive the death, disability or incapacity of the Selling Stockholder, and this Agreement shall inure to the benefit of, and shall be binding upon, the Attorneys, the Selling Stockholder and the Selling Stockholder’s heirs, executors, administrators, successors and assigns. The Company and all other persons dealing with the Attorneys as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have hereunto signed my name on August __, 2022.

Selling Stockholder:

_________________________
Signature of Selling Stockholder
Print Name:___________________________________

Witness Signature Print Name:	Witness Signature Print Name:

State of _______________	)

		)	ss.:

County of _____________)

The foregoing instrument was acknowledged before me this _____ day of August 2022, by __________.

__________________________________
Notary Public

Personally known to me: _______
OR
Produced Identification: ________
Type of Identification Produced:__________________________________________

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